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                                                                    Exhibit 4.1

DATE OF ISSUE    CERTIFICATE NUMBER    TRF. NO.    REGISTER     NUMBER OF SHARES

                                     [LOGO]

               CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED
                              [CHINESE CHARACTERS]
(incorporated in Hong Kong with limited liability under the Companies Ordinance)

                               SHARE CERTIFICATE

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID OR CREDITED AS FULLY PAID SHARES OF UNITED STATES DOLLARS 0.04 EACH AS DETAILED BELOW IN THE CAPITAL OF THE ABOVE-MENTIONED COMPANY SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

                                                CODE:



                                                NUMBER OF SHARES:


    GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE STATED ABOVE.

                      ___________________________________
                                    DIRECTOR

 NO TRANSFER IN RESPECT OF ANY OF THE ABOVE NUMBER OF SHARES CAN BE REGISTERED
                  UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE

                    SHARE REGISTRAR: [ o ], [ o ] HONG KONG